UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 15, 2007

IHOP CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 North Brand, Glendale, California		91203
(Address of principal executive offices)		(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

IHOP Corp., a Delaware corporation (“IHOP”), and its wholly owned subsidiary, CHLH Corp., a Delaware corporation (“Merger Sub,” and, together with IHOP, the “Purchasers”), have entered into an Agreement and Plan of Merger, dated as of July 15, 2007 (the “Merger Agreement”), with Applebee’s International, Inc., a Delaware corporation (“Applebee’s”).  Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into Applebee’s (the “Merger”), and Applebee’s will continue as the surviving corporation in the Merger and as a wholly owned subsidiary of IHOP (the “Surviving Company”).

At the effective time of the Merger, each outstanding share of common stock of Applebee’s (the “Common Stock”) (other than treasury shares, shares held by IHOP, Merger Sub or any subsidiary of Applebee’s, and shares with respect to which appraisal rights are perfected in accordance with Section 262 of the Delaware General Corporation Law (“Section 262”)), will be automatically converted into the right to receive $25.50 in cash, without interest (the “Merger Consideration”).

Shares with respect to which appraisal rights are perfected in accordance with Section 262 will not be converted into the Merger Consideration, and, instead, holders of such shares will be entitled to payment of the fair value of such shares in accordance with Section 262.

The Merger does not require the approval of IHOP’s stockholders and is not conditioned on receipt of financing by IHOP.  However, the Merger is subject to customary closing conditions, including the approval of Applebee’s stockholders and the receipt of required antitrust approvals or clearance.

The Purchasers and Applebee’s have made customary representations and warranties in the Merger Agreement and have agreed to customary covenants, including Applebee’s covenant regarding operation of its business prior to the closing and Applebee’s covenant prohibiting Applebee’s, its subsidiaries and its representatives from soliciting, or providing confidential information or entering into discussions with respect to alternative transactions, except in limited circumstances relating to proposals that constitute, or are reasonably likely to lead to, a superior proposal.

The Merger Agreement provides that, upon termination under specified circumstances related to a competing acquisition proposal, Applebee’s would be required to pay a termination fee of $60 million to IHOP.

IHOP intends to finance the Merger with a combination of debt and equity financing.  The debt financing is expected to consist of two separate securitization transactions consisting of an additional issuance of asset-backed notes under the existing IHOP securitization program and the issuance of asset-backed notes under a securitization program to be established for Applebee’s assets.  IHOP has secured a bridge facility commitment to fund the transaction pending the completion of both securitizations.  If the asset-backed notes to be issued under both securitization programs have not been sold before the Merger, IHOP may utilize up to $2.139 billion of bridge credit facilities (the “Bridge Facilities”) provided by Lehman Brothers Inc., Lehman Brothers Commercial Bank and Lehman Commercial Paper Inc. (collectively, “Lehman”).  Pursuant to a commitment letter, dated July 15, 2007 (the “Commitment Letter”), with IHOP and Merger Sub, Lehman has committed to provide the Bridge Facilities, consisting of (i) a first lien term loan of up to $1.85 billion, (ii) a first lien revolving credit facility of up to $100 million, and (iii) a second lien term loan of up to $189 million.

Lehman’s commitment is subject to the satisfaction of certain customary conditions, including the execution of satisfactory documentation, the consummation of the equity financing described below, its receipt of IHOP’s and Applebee’s interim financial statements and other financial information, the satisfaction of the conditions in the Merger Agreement that are material to the the interests of the lenders under the Bridge Facilities, the accuracy of certain specified representations and warranties, the granting of liens for the benefit of the lenders under the Bridge Facilities and the obtaining by IHOP of waivers and amendments to the existing IHOP securitization program.  The Commitment Letter terminates on the earlier to occur of (i) the consummation of the Merger without the utilization of  the Bridge Facilities, (ii) the termination of the Merger Agreement and (iii) April 15, 2008.  Loans will bear interest at either LIBOR or the higher of (i) the Federal Funds rate, as published by the Federal Reserve Bank of New York, plus ½ of 1%, and (ii) the prime commercial lending rate, in each case, plus a certain margin.  The Bridge Facilities will be secured by substantially all of IHOP’s assets, including the Applebee’s assets, subject to certain limitations including limitations arising from existing financing arrangements.

The equity financing consists of preferred stock to be sold to MSD SBI, L.P., an affiliate of MSD Capital, L.P. (“MSD”), and affiliates of Chilton Investment Company, LLC (collectively, “Chilton”).  IHOP has entered into a stock purchase agreement, dated as of July 15, 2007 (the “MSD Stock Purchase Agreement”), with MSD, pursuant to which MSD has agreed to purchase, concurrently with the closing of the Merger, between $50.0 million and $133.8 million of a newly created series of perpetual preferred stock of IHOP (the exact dollar amount of the investment to be specified by IHOP at least two business days prior to the closing).  In addition, IHOP has entered into a stock purchase agreement, dated as of July 15, 2007 (the “Chilton Stock Purchase Agreement”), with Chilton, pursuant to which Chilton has agreed to purchase, concurrently with the closing of the Merger, $35.0 million of a newly created series of convertible preferred stock of IHOP (convertible into shares of IHOP common stock).  MSD’s and Chilton’s obligations to purchase the preferred stock are subject to specified conditions, including the simultaneous closing of the transactions contemplated by the Merger Agreement.  MSD owns 2,100,100 shares of IHOP common stock, which represented approximately 12% of the number of shares outstanding as of April 27, 2007.

The foregoing summary of the Merger Agreement, the MSD Stock Purchase Agreement and the Chilton Stock Purchase Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such documents that are filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report, and are incorporated herein by reference.

The Merger Agreement, the MSD Stock Purchase Agreement and the Chilton Stock Purchase Agreement have been included to provide investors with information regarding their terms.  They are not intended to provide any factual information about IHOP.  The representations, warranties and covenants contained in each of the agreements are made only for purposes of those agreements and as of the specific dates set forth therein, are solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties.  The representations and warranties may have been  made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries of these agreements, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of IHOP, Applebee’s or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of these agreements, which subsequent information may or may not be fully reflected in IHOP’s public disclosure.

Item 9.01.                       FINANCIAL STATEMENTS AND EXHIBITS.

(d)                       Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 15, 2007, by and among IHOP Corp., CHLH Corp. and Applebee’s International, Inc.
10.1	Series A Perpetual Preferred Stock Purchase Agreement, dated as of July 15, 2007, by and between IHOP Corp. and MSD SBI, L.P.
10.2	Series B Convertible Preferred Stock Purchase Agreement, dated as of July 15, 2007, by and among IHOP Corp. and the purchasers identified on Schedule A thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2007	IHOP CORP.

	By:	/s/ THOMAS G. CONFORTI
Thomas G. Conforti
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 15, 2007, by and among IHOP Corp., CHLH Corp. and Applebee’s International, Inc.
10.1	Series A Perpetual Preferred Stock Purchase Agreement, dated as of July 15, 2007, by and between IHOP Corp. and MSD SBI, L.P.
10.2	Series B Convertible Preferred Stock Purchase Agreement, dated as of July 15, 2007, by and among IHOP Corp. and the purchasers identified on Schedule A thereto.